UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2014

New Hampshire Thrift Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-17859	02-0430695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Main Street, P.O. Box 9

Newport, New Hampshire 03773

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (603) 863-0886

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 29, 2014, New Hampshire Thrift Bancshares, Inc. (the “Company”) entered into a Subordinated Note Purchase Agreement (the “Agreement”) with certain accredited investors under which the Company issued an aggregate of $17.0 million of subordinated notes (the “Notes”) to the accredited investors. The Notes have a maturity date of November 1, 2024, and will bear interest at a fixed rate of 6.75% per annum.

The Company may, at its option, beginning with the interest payment date of November 1, 2019, and on any interest payment date thereafter, redeem the Notes, in whole or in part, at par plus accrued and unpaid interest to the date of redemption. Any partial redemption will be made pro rata among all of the noteholders. The Notes are not subject to repayment at the option of the noteholders.

The Notes will be unsecured, subordinated obligations of the Company and will rank junior in right of payment to the Company’s senior indebtedness and to the Company’s obligations to its general creditors.

The Notes are intended to qualify as Tier 2 capital for regulatory purposes. The Company expects to use most of the net proceeds from the sale of the Notes to redeem a portion of its outstanding shares of Non-Cumulative Perpetual Preferred Stock, Series B, which it issued to the U.S. Treasury pursuant to its participation in the Small Business Lending Fund Program. The Company plans to use the remainder of the net proceeds for general corporate purposes.

The Notes were offered and sold in reliance on the exemptions from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D thereunder. Accordingly, the Notes were offered and sold exclusively to persons who are “accredited investors” within the meaning of Rule 501(a) of Regulation D.

The foregoing summary description of the Agreement and the Notes does not purport to be complete and is qualified in its entirety by reference to the form of Agreement and to the form of Note, copies of which are filed hereto as Exhibits 10.1 and 4.1, respectively, and are incorporated herein by reference.

Griffin Financial Group LLC acted as placement agent in connection with this transaction.

Item 8.01.	Other Events.

On October 29, 2014, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit Description

4.1	Form of Subordinated Note

10.1	Form of Subordinated Note Purchase Agreement

99.1	Press Release, dated October 29, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW HAMPSHIRE THRIFT BANCSHARES, INC.

Date: October 29, 2014	By:	/s/ Laura Jacobi
Laura Jacobi
First Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Description

4.1	Form of Subordinated Note

10.1	Form of Subordinated Note Purchase Agreement

99.1	Press Release, dated October 29, 2014